EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement and Post-Effective Amendment on Form S-8 of Kodiak Oil & Gas Corp. of our report dated March 21, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2006.

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HEIN & ASSOCIATES LLP

Denver, Colorado

July 25, 2007